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                                                                    Exhibit 23.1


                Independent Certified Public Accountants' Consent


The Board of Directors
iDine Rewards Network Inc.:


We consent to incorporation by reference into previously filed registration statements on Forms S-3 (Registration Nos. 333-89406 and 333-49366) and on Forms S-8 (Registration Nos. 333-101237, 333-72501, 33-49460 and 333-06747), of iDine
Rewards Network Inc. of our report dated February 5, 2003, relating to the consolidated balance sheets of iDine Rewards Network Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2002, three-months ended December 31, 2001, and each of the years in the two-year period ended September 30, 2001, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of iDine Rewards Network Inc.

As discussed in note 1(h) to the consolidated financial statements, iDine Rewards Network Inc. and Subsidiaries adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002.


/s/ KPMG LLP


Fort Lauderdale, Florida
March 31, 2003